Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, David Unger, Chief Executive Officer (principal executive officer) of MFRI, Inc. (the “Registrant”), certify that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended July 31, 2005 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ David Unger

David Unger

Director and Chairman of the Board of Directors

and Chief Executive Officer

(Principal Executive Officer)

September 13, 2005

A signed original of this written statement required by Section 906 has been provided to MFRI, Inc. and will be retained by MFRI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.